UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2016

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On August 16, 2016, Accuride del Norte, S.A. de C.V., a Mexican subsidiary of Accuride Corporation ("Accuride del Norte"), entered into a lease (the "Lease") for a 92,993 square foot facility in Escobedo, Mexico (the "Facility") with Parque Internacional Escobedo, S.A. de C.V. (the "Lessor"). The initial term of the Lease is seven (7) years (the "Initial Term"). Accuride del Norte has the right and option to renew the Initial Term of the Lease for two (2) additional and consecutive periods of seven (7) years each. The initial annual rent for the Facility is US $399,862.08, which is required to be paid in twelve (12) monthly, successive and consecutive payments of US $33,321.84, plus the applicable Value Added Tax ("VAT"). The Facility will be used to support the continued growth of Accuride's presence in the commercial vehicle market in Mexico. The above summary of the Lease is qualified in its entirety by reference to the terms and provisions of the Lease, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Lease, dated August 16, 2016, by and between Accuride del Norte, S.A. de C.V. and Parque Internacional Escobedo, S.A. de C.V.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION
/s/ STEPHEN A. MARTIN	Dated: August 19, 2016
Stephen A. Martin
Senior Vice President / General Counsel

EXHIBIT INDEX
Exhibit No.	Description
10.1	Lease, dated August 16, 2016, by and between Accuride del Norte, S.A. de C.V. and Parque Internacional Escobedo, S.A. de C.V.